As Filed with the Securities and Exchange Commission on November 29, 2010
     Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA GRENTECH CORPORATION LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)
15th Floor, Block A, Guoren Building
Keji Central 3rd Road
Hi-Tech Park, Nanshan District
Shenzhen 518057, People’s Republic of China
(Address of Principal Executive Offices)
Share Option Scheme of China GrenTech Corporation Limited
(Full Title of the Plan)
Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(Name and Address of Agent for Service)
(212) 750-6474
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐.	Accelerated filer ☐.	Non-accelerated filer ☑. (Do not check if a smaller reporting company)	Smaller reporting company ☐.

Copies to:
Paul W. Boltz, Jr., Esq.
Ropes & Gray LLP
Suite 1601, Chater House
8 Connaught Road Central
Hong Kong S.A.R.
(852) 3664 6519

CALCULATION OF REGISTRATION FEE

Proposed
Proposed Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share	Price	Fee
Ordinary Shares, par value US$0.00002 per share (2)	28,000,000	(3)	US$	0.0388	(3)	US$	1,086,400	(3)
Ordinary Shares, par value US$0.00002 per share (2)	34,500,000	(3)	US$0.119 (3)	US$4,105,500 (3)
Total	62,500,000	(3)	—	US$5,191,900 (3)	US$371

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents 25 ordinary shares. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-132385).

(3)	Pursuant to Rule 457 (c) and Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of 28,000,000 shares issuable upon the exercise of the outstanding options as of November 29, 2010 multiplied by the exercise price of US$0.0388 per share, which is equal to an aggregate offering price of US$1,086,400, and (b) the product of the remaining 34,500,000 shares under the Share Option Scheme of China GrenTech Corporation Limited (the “Scheme”) multiplied by the average of the high and low prices for the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market on November 23, 2010, or US$0.119 per share, which is equal to an aggregate offering prices of US$4,105,500.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*	The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the eligible participants in the Scheme covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed by China GrenTech Corporation Limited (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated as of their respective dates in this Registration Statement by reference:
(a)	The Registrant’s latest Annual Report on Form 20-F filed with the Commission on June 30, 2010 for the fiscal year ended December 31, 2009;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2009; and

(c)	The description of the Registrant’s ordinary shares which is contained in its Registration Statement on Form 8-A filed with the Commission under the Exchange Act on March 14, 2006, including any amendment or report subsequently filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.
Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Pursuant to the Registrant’s memorandum and articles of association, its directors and officers, as well as any liquidator or trustee for the time being acting in relation to its affairs, will be indemnified and secured harmless out of its assets and profits from and against all actions, costs, charges, losses, damages and expenses that any of them or any of their heirs, executors or administrators may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duties in their respective offices or trusts. Accordingly, none of these indemnified persons will be answerable for the acts, receipts, neglects or defaults of each other; neither will they be answerable for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to us may have been lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us may be placed out or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts. This indemnity will not, however, extend to any fraud or dishonesty which may attach to any of said persons.
In addition, all of the Registrant’s independent directors have entered into indemnification agreements in which it agrees to indemnify, to the fullest extent allowed by Cayman Islands law and its charter documents, those directors from any expenses, liability and loss, unless the expenses, liability and loss arise from the director’s own willful negligent or default. The indemnification agreements also specify the procedures to be followed with respect to indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that the Commission views such indemnification against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8.	EXHIBITS.
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-132381) filed with the Commission on March 13, 2006).

4.2	Form of Share Certificate of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-132381) filed with the Commission on March 13, 2006).

4.3	Form of Deposit Agreement (including Form of American Depositary Receipt) of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-132385) filed with the Commission on March 13, 2006).

4.4	The Registrant’s Share Option Scheme (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-132381) filed with the Commission on March 13, 2006).

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered.

23.1*	Consent of KPMG, Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to that information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China on November 29, 2010.

CHINA GRENTECH CORPORATION LIMITED
By:	/s/ Rong Yu
	Name:	Rong Yu
	Title:	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Yingjie Gao and Ms. Rong Yu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yingjie Gao	Chief Executive Officer and Director	November 29, 2010

Yingjie Gao	(principal executive officer)

/s/ Rong Yu	Chief Financial Officer and Director	November 29, 2010

Rong Yu	(principal financial and accounting officer)

/s/ Qi Wang	Director	November 29, 2010

Qi Wang

Signature		Title	Date

/s/ Jing Fang		Director	November 29, 2010

Jing Fang

/s/ Cuiming Shi		Director	November 29, 2010

Cuiming Shi

/s/ Xiaohu You		Director	November 29, 2010

Xiaohu You

/s/ Kin Kwong Mak		Director	November 29, 2010

Kin Kwong Mak

/s/ Kate Ledyard		Authorized Representative in the United States	November 29, 2010

Name:	Kate Ledyard
Title:	Manager, Law Debenture Corporate Services Inc.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-132381) filed with the Commission on March 13, 2006).

4.2	Form of Share Certificate of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-132381) filed with the Commission on March 13, 2006).

4.3	Form of Deposit Agreement (including Form of American Depositary Receipt) of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-132385) filed with the Commission on March 13, 2006).

4.4	The Registrant’s Share Option Scheme (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-132381) filed with the Commission on March 13, 2006).

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered.

23.1*	Consent of KPMG, Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Filed herewith.